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                                                                    EXHIBIT 99.4

                           FIRST AMERICAN CORPORATION

     PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS CALLED FOR SEPTEMBER 16, 1999


     The undersigned hereby appoints Dennis C. Bottorff and Dale W. Polley, or either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the 1999 special meeting of stockholders of FIRST AMERICAN CORPORATION and any adjournments thereof.

     The board of directors recommends a vote FOR the approval of Proposals 1 and 2.

(1) [ ] FOR [ ] AGAINST [ ] ABSTAIN Approval and adoption of the Agreement and Plan of Merger by and among First American Corporation, AmSouth Bancorporation and Alpha/Foxtrot Acquisition Corp.

(2) [ ] AUTHORITY GRANTED for the proxies to vote in their discretion on any other matter which may come before the special meeting or any adjournment thereof.

     Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR approval and adoption of the Agreement and Plan of Merger and by the proxies in their discretion on any other matters which may properly come before the special meeting or any adjournment thereof.

______________________ (number of persons)    PLEASE SIGN AND RETURN PROMPTLY
WILL ATTEND THE SPECIAL MEETING
                                              _________________________________

                                              _________________________________
                                              DATE

                                              ____________________________, 1999
                                              Please sign exactly as your name
                                              appears at left. If registered in
                                              the names of two or more persons,
                                              each must sign. Executors,
                                              administrators, trustees,
                                              guardians, attorneys and corporate
                                              officers must show their full
                                              titles.

________________________________________________________________________________
                 If you have changed your address, please PRINT
                         new address on the line above.